Exhibit 99.1

News Release

Contacts:	Media Relations: Amy Shah 610-893-9555 Office amy.shah@te.com	Investor Relations: Keith Kolstrom 610-893-9551 Office keith.kolstrom@te.com Matt Vergare 610-893-9442 Office matthew.vergare@te.com

TE Connectivity’s Board Approves Recommendation for Quarterly Dividend Increase of 17%

and Raises Share Repurchase Authority by $1.5 Billion

SCHAFFHAUSEN, Switzerland, Sept. 27, 2011 — Today, the TE Connectivity Ltd. (NYSE: TEL) Board of Directors approved a recommendation to increase the quarterly dividend 17%, from $0.18 to $0.21 per share, for the four fiscal quarters beginning with the third quarter of 2012.  This recommendation will be presented for shareholder approval at the company’s Annual General Meeting of Shareholders in March 2012.

The company’s Board of Directors also authorized an increase in the company’s share repurchase program by $1.5 billion.

Any repurchases by the company will be made in accordance with applicable securities laws in the open market or in private transactions.  The repurchase program is subject to business and market conditions, and may be commenced, suspended or discontinued at any time or from time to time without prior notice.

ABOUT TE CONNECTIVITY

TE Connectivity is a global, $12.1 billion company that designs and manufactures over 500,000 products that connect and protect the flow of power and data inside the products that touch every aspect of our lives. Our nearly 100,000 employees partner with customers in virtually every industry—from consumer electronics, energy and healthcare, to automotive, aerospace and communication networks—enabling smarter, faster, better technologies to connect products to possibilities. More information on TE Connectivity can be found at http://www.te.com.

FORWARD-LOOKING STATEMENTS

This release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing future share repurchases and dividends. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly the automotive industry and the telecommunications, computer and consumer electronics industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that revenue opportunities, cost savings and other anticipated synergies from our acquisition of ADC Telecommunications, Inc. (“ADC”) may not be fully realized or may take longer to realize than expected and the risk that ADC’s operations will not be successfully integrated into ours. More detailed information about these and other factors is set forth in our Annual Report on Form 10-K for the fiscal year ended Sept. 24, 2010 and Quarterly Reports on Form 10-Q for the quarterly periods ended Dec. 24, 2010, Mar. 25, 2011 and June 24, 2011, as well as in our Current Reports on Form 8-K and other reports filed by us with the Securities and Exchange Commission.

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